Exhibit 21.1

List of Subsidiaries of BGC Partners, Inc.

Name	Place of Incorporation or Organization
Aurel (name changed from Aurel Leven Securities)	France
BGC Brokers Investment, L.P.	Delaware
BGC Brokers L.P.	England
BGC Brokers Ltd.	England
BGC Brokers US, L.P.	Delaware
BGC Capital Markets (Hong Kong) Limited	Hong Kong
BGC Capital Markets (Switzerland) LLC	Delaware
BGC Capital Markets, L.P.	Delaware
BGC European Holdings, L.P.	England
BGC Financial Group Inc.	Delaware
BGC Financial, L.P.	England
BGC Financial, L.P.	Delaware
BGC Funding, L.P.	Delaware
BGC Global Holdings, L.P.	Cayman Islands
BGC Holdings, L.P.	Delaware
BGC International	England
BGC International Holdings, L.P.	Delaware
BGC International, L.P.	England
BGC International	England
BGC Partners, L.P.	Delaware
BGC Securities (Hong Kong) LLC	Delaware
BGC Securities Holdings I, LLC	Delaware
BGC Securities	New York
BGC Shoken Kaisha Limited	Delaware
EPP Holdings SAS	France
eSpeed Brokerage, L.P.	Delaware
eSpeed Markets, Inc.	Delaware
ETC Pollak SAS	France
MIS Holdings, LLC	Delaware
Tower Bridge International Services L.P.	England